EXHIBIT 10.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE UNDER SUCH ACT UNLESS SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

Edible Garden Incorporated

Secured Promissory Note

Face Amount: $653,870	June 3, 2020

FOR VALUE RECEIVED, the undersigned Edible Garden Incorporated, (the “Borrower”), promises to pay to the order of Sament Capital Investments, Inc., its successors or assigns (the “Lender”), six hundred and fifty three thousand, eight hundred and seventy Dollars ($653,870) (the “Face Amount”) by June 3, 2023 (the “Maturity Date”), in accordance with the terms hereof, together with interest.

Interest at the simple rate of (3.50%) per annum, calculated on the basis of a 360-day year of twelve 30-day months, until the Maturity Date or repayment is made as provided herein, and any other amounts due hereunder are payable in lawful money of the United States of America to the Lender. Interest calculated for the first year of this Note shall be added to the Face Amount, after the first-year interest shall be paid on a monthly basis until the Maturity Date.

Section 1. Security and Priority. As security for payment of the Face Amount under this Note, the Borrower and the Lender have entered into that certain Security Agreement dated as of March 30, 2020 (the “Security Agreement”). The Security Agreement and the Note are sometimes hereinafter referred to as the “Loan Documents.” The Borrower and the Lender have agreed that all obligations under this Note will be secured by all of the Collateral (as that term is defined in the Security Agreement) of the Borrower.

Section 2. Maturity. The Face Amount, along with the interest accrued thereon, shall be repaid in cash at the Maturity Date, unless repaid earlier at the option of Borrower.

Section 3. Prepayment. This Note may be prepaid in whole or in part at any time and from time-to-time upon three (3) prior business days’ written notice, without penalty. Such repayment shall satisfy Borrower’s obligations pursuant to this Note in full and this Note shall be of no further force and effect.

Section 4. Transferability. This Note and any of the rights granted hereunder are freely transferable or assigned by Lender, in whole or in part, in its sole discretion; provided, that the Lender provides notice to the Borrower of its transfer or assignment.

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Section 5. Event of Default.

(a) In the event that any one of the following events shall occur (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), it shall be deemed an Event of Default:

(i) Any default in the payment of the principal, interest on, or other charges in respect of this Note, or any other note issued by the Borrower, as and when the same shall become due and payable;

(ii) Borrower shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note or any other agreement between the Borrower and the Lender;

(iii) There shall be a breach of any of the representations and warranties set forth in this Note or any transaction document executed contemporaneously herewith; or

(iv) Borrower, shall commence, or there shall be commenced against Borrower any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or there is commenced against Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or Borrower makes a general assignment for the benefit of creditors; or Borrower shall fail to pay or shall state that it is unable to pay or shall be liable to pay, its debts as they become due or by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower for the purpose of effecting any of the foregoing.

(b) Upon the occurrence of an Event of Default, the Lender shall give the Borrower notice of such occurrence, at which time the Borrower shall have five (5) business days from receipt of such notice to pay the outstanding amount of the Note, with any unpaid interest thereof, in full. In the event that full payment is not made upon the expiry of the five (5) day period, a default penalty equal to two percent (2%) of the Face Amount per month during the period of Default (the “Default Penalty”). Lender may then, at its sole discretion declare the entire then outstanding Face Amount of this Note together with any unpaid interest and the Default Penalty immediately due and payable (a “Default Declaration”), in which event the Lender may, at its sole discretion take any action it deems necessary to recover amounts due under this Note.

(c) Upon the occurrence of an Event of Default, the Lender shall be entitled to receive, in addition to the Face Amount of the Note, interest thereon and the Default Penalty, the Lender shall be entitled to recover all of its costs, fees (including without limitation, reasonable attorney’s fees and disbursements), and expenses relating collection and enforcement Note, including all costs and expenses incurred by it in enforcing its rights under the Note and any transaction document entered into contemporaneously herewith.

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(d) The failure of Lender to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance with respect to Lender or any subsequent holder. Lender need not provide and Borrower hereby waives any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. The remedies available to the Lender upon the occurrence of an Event of Default shall be cumulative.

Section 6. Notices. Any and all notices, service of process or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Note shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier, or via electronic mail (provided that the sender of such electronic mail does not receive a notice or message indicating that such email was unsuccessful) as follows:

If to Borrower, at:

Edible Garden Incorporated 283 Country Road 519 Belvidere, NJ 07823 Attn: CEO
Or such other address as may be given to the Borrower from time to time

If to Lender, at:
2040 Main St., Suite 225 Irvine, CA 92614 Attn: President Or such other address as may be given to the Lender from time to time

Section 7. Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Borrower and the Lender that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provision of this Section 6 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Borrower and the Lender entered into in connection with this Note. To the extent permitted by applicable law, Borrower waives any right to assert the defense of usury.

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Section 8. Governing Law; Waiver of Jury Trial. This Note and the provisions hereof are to be construed according to and are governed by the laws of the State of California, without regard to principles of conflicts of laws thereof. Borrower agrees that the California State Court located in the County of Orange, State of California shall have exclusive jurisdiction in connection with any dispute concerning or arising out of this Note or otherwise relating to the parties’ relationship. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Note and/or arising out of or relating to any dispute between the parties, Lender shall be entitled to recover all of its costs and expenses relating collection and enforcement of this Note (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which Lender may be entitled and all costs of collection, including any legal fees associated with this Note will be paid by the Borrower. Each party agrees that any process or notice to be served or delivered in connection with any action, lawsuit or proceeding brought hereunder may be accomplished in accordance with the notice provisions set forth above or as otherwise provided by applicable law.

BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE.

Section 9. Successors and Assigns. Subject to applicable securities laws, this Note, and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of Borrower and the successors and assigns of Lender. Amendment. This Note may be modified or amended, or the provisions hereof waived only with the written consent of Lender and Borrower. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly authorized officer and/or such individual borrower as of the date first above indicated.

Edible Garden Incorporated

By:	/s/ Michael C. James
Name:	Michael C. James
Title:	Chief Financial Officer

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